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                                   EXHIBIT 1.1


ARTICLES OF INCORPORATION

Article I. Name

The name of this Florida corporation is:
Interact Technologies Inc.

Article II. Address

The mailing address of the Corporation is:
Interact Technologies Inc.
205 Worth Avenue, Suite 201
Worth Avenue Building
Palm Beach, FL 33480

Article III. Registered Agent

The name and address of the registered agent of the Corporation is:

J. Paul Hines
205 Worth Avenue, Suite 201
Worth Avenue Building
Palm Beach, FL 33480

Article IV. Board of Directors

The name of each member of the Corporation's Board of Directors is:

J. Paul Hines

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

Article V. Capital Stock

The Corporation shall have the authority to issue 50,000,000 shares of common stock, par value $.001 per share.


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Article VI.  Incorporator

The name and address of the incorporator is:

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach, FL 33139

Article VII.  Corporate Existence

These Articles of Incorporation shall become effective and the corporate existence will begin on January 21, 1999.

The undersigned incorporator executed these Articles of Incorporation on January 21, 1999.

/s/ Greg K. Kuroda
----------------------------------------------------------
CORPORATE CREATIONS INTERNATIONAL, INC.
Greg K. Kuroda, Vice President



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ARTICLES OF AMENDMENT

Article I. Name

The name of this corporation is Interact Technologies Inc.

Article II.  Amendment

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Interact Technologies Inc. to Fairhaven Technologies, Inc.

Article III.  Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV.  Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

Interact Technologies Inc.

By: /s/ G.K. Kuroda
    ----------------------------------------------------
    by G.K. Kuroda as attorney-in-fact

Name: Paul Hines
      ----------------------------------------------------
Title: President
       ---------------------------------------------------

Date: 2/17/99
      ----------------------------------------------------



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ARTICLES OF AMENDMENT

Article I. Name

The name of this Florida corporation is Fairhaven Technologies, Inc.

Article II.  Amendment

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Fairhaven Technologies, Inc.to Ideal Accents, Inc.

Article III.  Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV.  Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

Fairhaven Technologies, Inc.

By: /s/ J. Paul Hines
    ------------------------------------------------------
Name: Paul Hines
      ----------------------------------------------------
Title: President
       ---------------------------------------------------

Date:  December 11, 2001
       ---------------------------------------------------


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ARTICLES OF AMENDMENT

Article I.  Name

The name of this Florida corporation is:

Fairhaven Technologies, Inc.

Article II.  Amendment

The Articles of Incorporation of the Corporation are amended as follows:

Article I is deleted in its entirety and replaced with the following:

Article I.  Name

The name of this Florida Corporation is

Ideal Accents, Inc.

Article V.  Capital Stock

The Corporation shall have the authority to issue 50,000,000 shares of common stock, par value $.001 per share. In addition, the Corporation shall have the authority to issue 50,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

Article III.  Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV.  Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach, FL 33139

Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.


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The undersigned executed this document on the date shown below.

Fairhaven Technologies, Inc.

By: /s/ J. Paul Hines
    --------------------------------------------------
Name: J. Paul Hines
      ------------------------------------------------
Title: President
       -----------------------------------------------

Date:  December 12th 2001
       -----------------------------------------------